Exhibit 99.2

WORLD POKER TOUR AND ALLIED ESPORTS

Index to Condensed Combined Financial Statements

Page

Condensed Combined Balance Sheets
as of June 30, 2019 and December 31, 2018

Condensed Combined Statements of Operations and Comprehensive Loss
Six Months Ended June 30, 2019 and 2018

Condensed Combined Statements of Changes in Parent’s Net Investment (Deficit)
Six Months Ended June 30, 2019 and 2018

Condensed Combined Statements of Cash Flows for the
Six Months Ended June 30, 2019 and 2018

Notes to Condensed Combined Financial Statements
for the Six Months Ended June 30, 2019 and 2018

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WORLD POKER TOUR AND ALLIED ESPORTS

Condensed Combined Balance Sheets

	June 30, 2019	December 31, 2018
	(unaudited)
Assets
Current Assets
Cash	$6,969,437	$10,471,296
Accounts receivable	2,914,274	1,533,235
Prepaid expenses and other current assets	862,812	711,889
Total Current Assets	10,746,523	12,716,420

Property and equipment, net	19,755,660	21,020,097
Goodwill	4,083,621	4,083,621
Intangible assets, net	16,065,625	17,234,992
Deposits	632,963	632,963
Deferred production costs	10,735,524	9,058,844
Investment, ESA	1,138,631	500,000
Total Assets	$63,158,547	$65,246,937

Liabilities and Parent's Net Investment
Current Liabilities
Accounts payable	$1,218,573	$1,072,499
Accrued expenses	3,198,366	2,442,145
Deferred revenue	3,223,308	3,307,843
Convertible debt	3,000,000	–
Convertible debt, related party	1,000,000	–
Due to Parent	32,703,008	33,019,510
Total Current Liabilities	44,343,255	39,841,997

Deferred rent	1,451,717	1,383,644
Total Liabilities	45,794,972	41,225,641

Commitments and Contingencies

Parent's Net Investment
Parent's net investment	17,363,575	24,021,296
Total Parent's Net Investment	17,363,575	24,021,296
Total Liabilities and Parent's Net Investment	$63,158,547	$65,246,937

The accompanying notes are an integral part of these condensed combined financial statements.

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Condensed Combined Statements of Operations and Comprehensive Loss

(unaudited)

	For the Six Months Ended
	June 30,
	2019	2018

Revenues
Multiplatform	$2,508,990	$1,172,300
Interactive	4,764,003	4,681,117
In-person	6,300,401	3,865,638
Total Revenues	13,573,394	9,719,055

Costs and expenses
Multiplatform (exclusive of depreciation and amortization)	2,121,121	1,053,751
Interactive (exclusive of depreciation and amortization)	1,406,534	1,290,561
In-person (exclusive of depreciation and amortization)	1,491,279	2,777,860
Online operating expenses	529,759	1,771,262
Selling and marketing expenses	1,938,931	2,841,055
General and administrative expenses	8,666,474	8,493,543
Depreciation and amortization	3,417,844	3,336,044
Impairment expense	600,000	4,337,660
Total Costs and Expenses	20,171,942	25,901,736
Loss From Operations	(6,598,548)	(16,182,681)

Other (Expense) Income:
Other income	–	12,895
Interest expense	(66,890)	(1,313,258)
Foreign currency exchange income	–	(129,310)
Total Other Expense	(66,890)	(1,429,673)

Net Loss	(6,665,438)	(17,612,354)
Net loss attributed to non-controlling interest	–	2,803,922
Net Loss Attributable to Parent	$(6,665,438)	$(14,808,432)

Comprehensive Loss:
Net loss	$(6,665,438)	$(17,612,354)
Other comprehensive loss:
Foreign currency translation gain (loss)	7,717	(183,027)
Total Comprehensive Loss	(6,657,721)	(17,795,381)
Less: comprehensive loss attributable to non-controlling interest	–	2,803,922
Comprehensive loss attributable to Parent	$(6,657,721)	$(14,991,459)

The accompanying notes are an integral part of these condensed combined financial statements.

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Condensed Combined Statements of Changes in Parent's Net Investment

(unaudited)

Parent's Net Investment (Deficit)

Balance at January 1, 2019	$24,021,296
Net loss	(6,665,438)
Other comprehensive gain	7,717
Balance at June 30, 2019	$17,363,575

Balance at January 1, 2018	$12,610,375
Net loss	(17,612,354)
Acquisition of ESA	712,854
Other comprehensive loss	(183,027)
Net contributions from Parent	(779,000)
Balance at June 30, 2018	$(5,251,152)

The accompanying notes are an integral part of these condensed combined financial statements.

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ALLIED ESPORTS AND WORLD POKER TOUR

Condensed Combined Statements of Cash Flows

(unaudited)

	For The Six Months Ended
	June 30,
	2019	2018
Cash Flows From Operating Activities
Net loss	$(6,665,438)	$(17,612,354)
Adjustments to reconcile net loss to net cash used in operating activities:
Stock-based compensation	–	(779,000)
Depreciation and amortization	3,417,844	3,336,044
Impairment expense	600,000	4,337,660
Write-off of capitalized software costs	–	648,563
Deferred rent	68,073	153,324
Accrued interest on notes payable to Parent	–	1,150,471
Changes in operating assets and liabilities:		–
Accounts receivable	(1,379,412)	(417,707)
Deposits	–	19,397
Deferred production costs	(1,676,680)	(3,619,373)
Prepaid expenses and other current assets	(142,571)	(533,119)
Accounts payable	152,272	1,793,325
Accrued expenses	745,197	(38,436)
Deferred revenue	(84,535)	1,572,100
Total adjustments	1,700,188	7,623,249
Net Cash Used In Operating Activities	(4,965,250)	(9,989,105)

Cash Flows From Investing Activities
Purchases of property and equipment	(900,054)	(18,840,213)
Purchases of intangible assets	(80,671)	(84,399)
ESA investment	(1,238,631)	(1,327,101)
Net Cash Used In Investing Activities	(2,219,356)	(20,251,713)

Cash Flows From Financing Activities
Proceeds from convertible debt, related party	1,000,000	–
Proceeds from convertible debt	3,000,000	–
Proceeds from notes payable to Parent	–	16,763,706
Due to Parent	(316,502)	13,767,710
Net Cash Provided By Financing Activities	3,683,498	30,531,416

Effect of Exchange Rate Changes on Cash	(751)	(197,593)

Net (Decrease) Increase In Cash And Restricted Cash	(3,501,859)	93,005
Cash and restricted cash - Beginning of period	10,471,296	13,610,138
Cash and restricted cash - End of period	$6,969,437	$13,703,143

Cash and restricted cash consisted of the following:
Cash	6,969,437	13,511,646
Restricted cash	–	191,497
	$6,969,437	$13,703,143

Supplemental Disclosures of Cash Flow Information:
Cash paid during the period for interest	$–	$–

Non-cash investing and financing activities:
Non cash Investment in ESA	$–	$5,375,869

The accompanying notes are an integral part of these condensed combined financial statements.

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Notes to Condensed Combined Financial Statements

Note 1 – Background and Basis of Presentation

The accompanying condensed combined financial statements include the accounts of Noble Link Global Limited (“Noble Link”) and Allied Esports Media, Inc., formerly known as Allied Esports Entertainment, Inc. (“AEM”). Allied Esports Media changed its name from Allied Esports Entertainment, Inc. to Allied Esports Media, Inc. on January 29, 2019. Allied Esports Media, together with its subsidiaries described below, is referred to herein as “Allied Esports”).

Noble Link was incorporated in the British Virgin Islands on May 5, 2015. Noble Link operates through several wholly owned subsidiaries. (Noble Link and its subsidiaries are collectively “World Poker Tour” or “WPT”). World Poker Tour is an internationally televised gaming and entertainment company with brand presence in land-based tournaments, television, online and mobile applications. WPT has been involved in the sport of poker since 2002 and created a television show based on a series of high-stakes poker tournaments. WPT has broadcasted globally in more than 150 countries and territories and is sponsored by a third-party online social poker site. WPT also operates ClubWPT.com, a site that offers inside access to the WPT database, as well as sweepstakes-based poker available in 35 states across the United States. WPT also participates in strategic brand licensing, partnership, and sponsorship opportunities. On June 30, 2019, WPT completed a reorganization whereby certain of its wholly owned subsidiaries were merged.

Allied Esports operates through its wholly owned subsidiaries Allied Esports International, Inc., (“AEII”), Esports Arena Las Vegas, LLC (“ESALV”) and ELC Gaming GMBH (“ELC Gaming”). Allied Esports Media, a Delaware Corporation, was formed in November 2018 to eventually act as a holding company for Allied Esports and immediately prior to close of the Merger (see below) to also include WPT (see Note 9, Related Parties). AEII operates global competitive Esports properties designed to connect players and fans via a network of connected arenas. ESALV operates a flagship gaming arena located at the Luxor Hotel in Las Vegas, Nevada. ELC Gaming operates a mobile Esports truck that serves as both a battleground and content generation hub and also operates a studio for recording and streaming gaming events.

WPT and Allied Esports (collectively the “Company”) are subsidiaries of Ourgame International Holdings Limited (“Parent”), which was incorporated in the Cayman Islands on December 4, 2013. As of the earliest date of these condensed combined financial statements, the Parent owned 100% and 84.6% of WPT and AEII, respectively. The Company elected to apply pushdown accounting; accordingly, the condensed combined financial statements of WPT and Allied Esports represent the carrying value of the Parent’s historical cost in these entities.

On December 19, 2018, the Company became a party to a Merger Agreement (the “Merger Agreement”) with Black Ridge Acquisition Corp. (“BRAC”), which will result in BRAC acquiring Allied Esports and WPT (the “Merger”). On August 9, 2019, the Merger was consummated such that Noble Link merged with and into AEM, with AEM being the surviving entity, and AEM became a wholly-owned subsidiary of BRAC.

The accompanying unaudited condensed combined financial statements of WPT and Allied Esports (collectively the “Company”) have been prepared in accordance with accounting principles generally accepted in the United States of America (“U.S. GAAP”) for interim financial information. Accordingly, they do not include all of the information and disclosures required by U.S. GAAP for annual combined financial statements. In the opinion of management, such statements include all adjustments which are considered necessary for a fair presentation of the unaudited condensed combined financial statements of the Company as of June 30, 2019 and for the six months ended June 30, 2019 and 2018. The results of operations for the six months ended June 30, 2019 are not necessarily indicative of the operating results for the full year ending December 31, 2019 or any other period. These unaudited condensed combined financial statements have been derived from the accounting records of WPT and Allied Esports and should be read in conjunction with the accompanying notes thereto.

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Notes to Condensed Combined Financial Statements

Note 2 - Going Concern and Management’s Plans

As of June 30, 2019, the Company had cash, a working capital deficit and Parent’s net investment of approximately $7.0 million, $33.6 million and $17.4 million, respectively. For the six months ended June 30, 2019 and 2018, the Company incurred net losses of approximately $6.7 million and $17.6 million, respectively, and used cash in operations of $5.0 million and $10.0 million, respectively. The aforementioned factors raise substantial doubt about the Company’s ability to continue as a going concern within one year after the issuance date of these condensed combined financial statements.

The accompanying condensed combined financial statements have been prepared in conformity with accounting principles generally accepted in the United States of America (“U.S. GAAP”), which contemplate continuation of the Company as a going concern and the realization of assets and the satisfaction of liabilities in the normal course of business. The condensed combined financial statements do not include any adjustments relating to the recoverability and classification of asset amounts or the classification of liabilities that might be necessary should the Company be unable to continue as a going concern.

The Company’s continuation is dependent upon attaining and maintaining profitable operations and, until that time, raising additional capital as needed, but there can be no assurance that it will be able to close on sufficient financing. The Company’s ability to generate positive cash flow from operations is dependent upon generating sufficient revenues. To date, Parent has funded the Company’s operations. The Company cannot provide any assurances that it will be able to secure additional funding, either from its Parent, or from equity offerings or debt financings on terms acceptable to the Company, if at all. If the Company is unable to obtain the requisite amount of financing needed to fund its planned operations, it would have a material adverse effect on its business and ability to continue as a going concern, and it may have to curtail, or even cease, certain operations.

Note 3 - Significant Accounting Policies

There are no material changes from the significant accounting policies set forth in Note 3 – Significant Accounting Policies of the Company’s accompanying notes to the combined financial statements for the year ended December 31, 2018, except for the following accounting policy.

Revenue Recognition

On January 1, 2019, the Company adopted ASC Topic 606, “Revenue from Contracts with Customers” (“ASC 606”). The core principle of ASC 606 requires that an entity recognize revenue to depict the transfer of promised goods or services to customers in an amount that reflects the consideration to which the company expects to be entitled in exchange for those goods or services. ASC 606 defines a five-step process to achieve this core principle and, in doing so, it is possible more judgment and estimates may be required within the revenue recognition process than required under existing accounting principles generally accepted in the United States of America (“U.S. GAAP”) including identifying performance obligations in the contract, estimating the amount of variable consideration to include in the transaction price and allocating the transaction price to each separate performance obligation.

The Company adopted ASC 606 for all applicable contracts using the modified retrospective method, which would have required a cumulative-effect adjustment, if any, as of the date of adoption. The adoption of ASC 606 did not have a material impact on the Company’s condensed combined financial statements as of the date of adoption. As a result, a cumulative-effect adjustment was not required.

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Notes to Condensed Combined Financial Statements

The Company recognizes revenue primarily from the following sources:

Multiplatform revenue

The Company’s multiplatform revenue is comprised of distribution revenue, sponsorship revenue, music royalty revenue and online advertising revenue. Distribution revenue is generated primarily through the distribution of content from World Poker Tour’s library. World Poker Tour provides video content to global television networks, who then have the right to air the content over the related license period. Revenue from the distribution of video content to television networks is received pursuant to the contract payment terms and is recognized over the license period on a pro rata basis. Occasionally, WPT will bundle third-party content with its own content in a distribution arrangement and will share the revenue with the third party. However, the revenues related to third party content are de minimis.

The Company also distributes video content to online channels. The online channels place ads within the WPT content and any advertising revenue earned by the global TV network or online channel is shared with WPT. Advertising revenue is received on a lag, based upon the number of times an advertisement is aired during the previous month, and is recognized during the period that the ad aired on the network or online channel.

Sponsorship revenue is generated through the sponsorship of the Company’s TV content, online events and online streams. Online advertising revenue is generated from third-party advertisements placed on the Company’s website. Music royalty revenue is generated when the Company’s music is played in the Company’s TV series both on TV networks and online.

The Company recognizes distribution revenue and sponsorship revenue pursuant to the terms of each individual contract with the customer and records deferred revenue to the extent the Company has received a payment for services that have yet to be performed or products that have yet to be delivered. Music royalty revenue is recognized at the point in time when the music is played.

Multiplatform revenue was comprised of the following for the six months ended June 30, 2019 and 2018:

	For the Six Months Ended
	June 30,
	2019	2018
Distribution revenue	$786,820	$236,165
Sponsorship revenue	707,590	455,704
Music royalty revenue	1,013,499	468,990
Online advertising revenue	1,081	11,441
Total multiplatform revenue	$2,508,990	$1,172,300

Interactive revenue

The Company’s interactive revenue is primarily comprised of subscription revenue, licensing, social gaming and virtual product revenue. Subscription revenue is generated through fixed rate (monthly, quarterly, annual) subscriptions which offer the opportunity for subscribers to play unlimited poker and access benefits not available to non-subscribers.

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Notes to Condensed Combined Financial Statements

The Company recognizes subscription revenue on a straight-line basis and records deferred revenue to the extent the Company receives payments for services that have yet to be provided. The Company recognizes social gaming revenue and virtual product revenue at the point when the product has been delivered. The Company generates licensing revenue by licensing the right to use the Company’s brand on products to third parties. Licensing revenue is recognized pursuant to the terms of each individual contract with the customer and records deferred revenue to the extent the Company has received a payment for products that have yet to be delivered.

Interactive revenue was comprised of the following for the six months ended June 30, 2019 and 2018:

	For the Six Months Ended
	June 30,
	2019	2018
Subscription revenue	$2,432,405	$2,470,010
Virtual product revenue	1,848,358	1,416,667
Social gaming revenue	244,748	661,863
Licensing revenue	181,609	98,130
Other revenue	56,883	34,447
Total interactive revenue	$4,764,003	$4,681,117

In-person revenue

The Company’s in-person revenue is comprised of event revenue, merchandising revenue and other revenue. Event revenue is generated through World Poker Tour events – TV, non-TV, and DeepStacks Entertainment, LLC and Deepstacks Poker Tour, LLC (collectively “DeepStacks”) events – held at the Company’s partner casinos as well as Allied Esports events held at the Company’s Esports properties. Event revenue is generated from the use of the WPT brand by partner casinos, from naming rights for the Allied Esports arena and from sponsorship arrangements for Allied Esports events held at the Esports arena. In-person revenue also includes revenue from ticket sales, admission fees and food and beverage sales for events held at the Company’s Esports properties.

The Company recognizes event revenue related to the use of the WPT brand by partner casinos at the time of the WPT-branded event. Event revenues from naming rights of the Company’s Esports Arena are recognized on a straight-line basis over the contractual term of the naming rights agreement. Event revenues from sponsorship arrangements for Allied Esports events are recognized on a straight-line basis over the duration of the event, usually three to four days. Ticket revenue is recognized at the completion of an event. Point of sale revenues, such as food and, beverage, gaming and merchandising revenues, are recognized when control of the related goods are transferred to the customer. The Company records deferred revenue to the extent that payment has been received for services that have yet to be performed.

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Notes to Condensed Combined Financial Statements

In-person revenue was comprised of the following for the six months ended June 30, 2019 and 2018:

	For the Six Months Ended
	June 30,
	2019	2018
Event revenue	$5,234,147	$3,005,735
Food and beverage revenue	683,091	327,341
Ticket and gaming revenue	265,020	404,709
Merchandising revenue	94,323	81,641
Other revenues	23,820	46,212
Total in-person revenue	$6,300,401	$3,865,638

To determine the proper revenue recognition method, the Company evaluates each of its contractual arrangements to identify its performance obligations. A performance obligation is a promise in a contract to transfer a distinct good or service to the customer. The majority of the Company’s contracts have a single performance obligation because the promise to transfer the individual good or service is not separately identifiable from other promises within the contract and is, therefore, not distinct. Some of the Company’s contracts have multiple performance obligations, primarily related to the provision of multiple goods or services. For contracts with more than one performance obligation, the Company allocates the total transaction price in an amount based on the estimated relative standalone selling prices underlying each performance obligation.

The following table summarizes our revenue recognized under ASC 606 in our condensed combined statements of operations:

	For The Six Months Ended
	June 30,
	2019	2018

Revenues - Recognized at a Point in Time:
Event revenue	$2,621,390	$938,471
Food and beverage revenue	683,091	327,341
Ticket and gaming revenue	265,020	404,709
Merchandising revenue	94,323	81,641
Sponsorship revenue	707,590	455,704
Music royalty revenue	1,013,499	468,990
Online advertising revenue	1,081	11,441
Virtual product revenue and social gaming revenue	2,093,106	2,078,530
Distribution revenue	786,820	236,165
Other	80,703	80,659
Total Revenues - Recognized at a Point in Time	8,346,623	5,083,651

Revenues - Recognized Over a Period of Time:
Licensing revenue	181,609	98,130
Event revenue	2,612,757	2,067,264
Subscription revenue	2,432,405	2,470,010
Total Revenues - Recognized Over a Period of Time	5,226,771	4,635,404

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Notes to Condensed Combined Financial Statements

The timing of the Company’s revenue recognition may differ from the timing of payment by its customers. A receivable is recorded when revenue is recognized prior to payment and the Company has an unconditional right to payment. Alternatively, when payment precedes the provision of the related services, the Company records deferred revenue until the performance obligations are satisfied.

As of June 30, 2019, there remained approximately $0.2 million of contract liabilities which were included within deferred revenue on the combined balance sheet as of December 31, 2018, and for which performance obligations had not yet been satisfied as of June 30, 2019. The Company expects to satisfy its remaining performance obligations within the next twelve months.

During the six months ended June 30, 2019, there was no revenue recognized from performance obligations satisfied (or partially satisfied) in previous periods.

Recent Accounting Pronouncements

In February 2016, the FASB issued Accounting Standards Update (“ASU”) 2016-02, “Leases (Topic 842).” ASU 2016-02 requires that a lessee recognize the assets and liabilities that arise from operating leases. A lessee should recognize in the statement of financial position a liability to make lease payments (the lease liability) and a right-of-use asset representing its right to use the underlying asset for the lease term. For leases with a term of 12 months or less, a lessee is permitted to make an accounting policy election by class of underlying asset not to recognize lease assets and lease liabilities. In transition, lessees and lessors are required to recognize and measure leases at the beginning of the earliest period presented using a modified retrospective approach. The Company will be required to adopt the provisions of this ASU on January 1, 2020. The FASB issued ASU No. 2018-10 “Codification Improvements to Topic 842, Leases” and ASU No. 2018-11 “Leases (Topic 842) Targeted Improvements” in July 2018, and ASU No. 2018-20 “Leases (Topic 842) - Narrow Scope Improvements for Lessors” in December 2018. ASU 2018-10 and ASU 2018-20 provide certain amendments that affect narrow aspects of the guidance issued in ASU 2016-02. ASU 2018-11 allows all entities adopting ASU 2016-02 to choose an additional (and optional) transition method of adoption, under which an entity initially applies the new leases standard at the adoption date and recognizes a cumulative-effect adjustment to the opening balance of retained earnings in the period of adoption. The adoption of ASU 2016-02 is expected to have a material impact on the Company’s consolidated balance sheets, primarily related to recording right-of-use assets and obligations for current operating leases. The adoption of ASU 2016-02 is not expected to have a material impact on the Company’s statements of operations or cash flows.

In June 2016, the FASB issued ASU No. 2016-13 “Financial Instruments - Credit Losses (Topic 326)” and also issued subsequent amendments to the initial guidance under ASU 2018-19, ASU 2019-04 and ASU 2019-05 (collectively Topic 326). Topic 326 requires the measurement and recognition of expected credit losses for financial assets held at amortized cost. This replaces the existing incurred loss model with an expected loss model and requires the use of forward-looking information to calculate credit loss estimates. The Company will be required to adopt the provisions of this ASU on January 1, 2020, with early adoption permitted for certain amendments. Topic 326 must be adopted by applying a cumulative effect adjustment to retained earnings. The Company is currently evaluating Topic 326, including its potential impact to its process and controls.

In August 2016, the Financial Accounting Standards Board (“FASB”) issued Accounting Standards Update (“ASU”) ASU 2016-15, “Statement of Cash Flows (Topic 230) Classification of Certain Cash Receipts and Cash Payments” (“ASU 2016-15”). The new standard will make eight targeted changes to how cash receipts and cash payments are presented and classified in the statement of cash flows. The new standard for private companies and emerging growth public companies is effective for fiscal years beginning after December 15, 2018. The Company will require adoption on a retrospective basis unless it is impracticable to apply, in which case the Company would be required to apply the amendments prospectively as of the earliest date practicable. The adoption of ASU 2016-15 did not have a material impact on the Company’s condensed combined financial statements or disclosures.

In March 2019, the FASB issued ASU 2019-02, which aligns the accounting for production costs of episodic television series with the accounting for production costs of films. In addition, ASU 2019-02 modifies certain aspects of the capitalization, impairment, presentation and disclosure requirements in Accounting Standards Codification (“ASC”) 926-20 and the impairment, presentation and disclosure requirements in ASC 920-350. This ASU must be adopted on a prospective basis and is effective for annual periods beginning after December 15, 2020, including interim periods within those years, with early adoption permitted. The Company is currently evaluating the impact that this pronouncement will have on its condensed combined financial statements.

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Notes to Condensed Combined Financial Statements

Note 4 – Business Combination

In January 2018, the Parent sold its 18.2% ownership interest in Esports Arena, LLC ("ESA"), to Allied Esports. Simultaneously, Allied Esports paid cash of $1,337,454 to purchase an additional 64.2% interest in ESA, such that Allied Esports owned an aggregate 82.4% controlling interest in Esports Arena. The acquisition was considered a business combination as the assets and the intangible assets acquired represent an integrated set of inputs and processes.

The following table summarizes the fair value of the assets acquired and the liabilities recognized at the acquisition date:

Assets acquired:
Cash	$10,353
Property, plant and equipment	1,975,864
Customer list	940,000
Trade names	140,000
Goodwill	4,337,660
Other intangibles	22,300
Total assets acquired	7,426,177

Liabilities assumed
Affiliate advances	(3,013,706)
Accounts payable	(241,716)
Debt	(120,447)
Total liabilities assumed	(3,375,869)

Non-controlling interests	(712,854)

$3,337,454

Allied Esports identified the following intangible assets that meet the criteria for separate recognition apart from the goodwill for financial reporting purposes:

•	Customer list in the amount of $940,000, which represents the important relationships with its customers who purchased sponsorships, merchandise, gaming services and rented the facilities, and,
•	Trade names in the aggregate amount of $140,000, which includes Esports Arena names, trademarks, and related domain names, which have recognition in the industry.

On June 30, 2018, the Company recorded an impairment charge of $4,337,660 to reduce the goodwill attributable to the acquisition of ESA to $0.

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Notes to Condensed Combined Financial Statements

Contribution Agreement

In January 2018, Allied Esports entered into a contribution agreement with ESA (the "Contribution Agreement"), whereby Allied Esports committed to contribute $40 million to ESA for the acquisition, construction and development of up to 12 new arenas through January 31, 2020 (“Funding”). Pursuant to the terms of the Contribution Agreement, in the event that Allied Esports failed to contribute the minimum funding commitments noted above, Allied Esports would be required to convey a portion of its membership interests in ESA to the minority investors of ESA.

Effective August 1, 2018, Allied Esports entered into an amendment to the agreement with the non-controlling interest members of ESA (who are not related parties to Allied Esports) to reduce Allied Esports's ongoing contribution requirements, and accordingly, conveyed a majority of its membership interests in ESA to the minority investors, and only retained a 25% non-voting interest in ESA. Additionally, as part of the amendment, Allied Esports reduced its future funding commitment to $1,803,126. As of August 1, 2018, Allied Esports derecognized the assets, liabilities and equity of ESA since Allied Esports no longer had a controlling interest in ESA. See Note 5 – Investment for additional details. The deconsolidation of ESA is not considered a discontinued operation, because deconsolidation of ESA does not meet the criteria for discontinued operations under ASC 205-20 “Presentation of Financial Statements, Discontinued Operations”.

Note 5 – Investment

As of June 30, 2019, the Company owns a 25% non-voting membership interest in ESA and its wholly-owned subsidiary. See Note 4 – Business Combination and Contribution Agreement. The investment is accounted for as a cost method investment, since the Company does not have the ability to exercise significant influence over the operating and financial policies of ESA.

During the six months ended June 30, 2019 the Company contributed $1,238,631, in order to fulfill the remainder of its funding commitment. The Company recognized an immediate impairment of $600,000 related to this funding.

Note 6 – Deferred Production Costs

Deferred production costs consist of the following:

	June 30,	December 31,
	2019	2018
Deferred production costs	$26,901,156	23,604,111
Less: accumulated amortization	(16,165,632)	(14,545,267)
Deferred production costs, net	$10,735,524	$9,058,844

Weighted average remaining amortization period at June 30, 2019 (in years)	3.98

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Notes to Condensed Combined Financial Statements

During the six months ended June 30, 2019 and 2018, production costs of $1,620,365 and $744,964 respectively, were expensed and are reflected in multiplatform costs in the condensed combined statements of operations.

Note 7 – Convertible Debt and Convertible Debt, Related Party

On May 15, 2019, Noble issued a series of secured convertible promissory notes (the “Notes”) whereby investors provided Noble Link with $4 million to be used for the operations of AEII/WPT, of which Note in the amount of $1 million was issued to the wife of Mr. Ng Kwok Leung Frank, a related party who is co-CEO of the Parent and a Director of Noble. The Notes accrue annual interest at 12%; provided that no interest is payable in the event the Notes are converted into BRAC Common Stock, as described below. The Notes are due and payable on the first to occur of (i) the one-year anniversary of the issuance date, or (ii) the date on which a demand for payment is made during the time period beginning on the closing date of the Merger (the “Closing Date”) and ending on the date that is three (3) months after the Closing Date. If a Note is paid by AEM (the surviving entity of the Merger and a wholly owned subsidiary of BRAC) or BRAC, the applicable investor will receive one year of interest. As security for purchasing the Notes, the investors received a security interest in Allied Esports’ assets (second to any liens held by the landlord of the Las Vegas arena for property located in that arena), as well as a pledge of the equity of all of the entities comprising WPT, and a guaranty of Ourgame and the Company. Upon closing of the Merger, the Notes are convertible into shares of BRAC Common Stock at $8.50 per share. Pursuant to the guidance in ASC 470, the Company will recognize the contingent beneficial conversion feature of the Notes when the contingency is resolved upon the closing of the Merger. (See Note 11 – Subsequent Events).

Upon the consummation of the Merger (see Note 11-Subsequent Events), each investor received a five year warrant to purchase shares of BRAC Common Stock in an amount equal to the product of (i) 3,800,000 shares, multiplied by (ii) the investor’s investment amount, divided by (iii) $100,000,000, with an exercise price of $11.50 per share.

The investors in the Notes are entitled to receive additional shares of BRAC Common Stock equal to the product of (i) 3,846,153 shares, multiplied by (ii) the investor’s investment amount, divided by (iii) $100,000,000, if such investor’s Note is converted into BRAC Common Stock and, at any time within five years after the date of the closing of the Mergers, the last exchange-reported sale price of BRAC Common Stock is at or above $13.00 for thirty (30) consecutive calendar days.

Note 8 – Segment Data

Each of the Company’s business segments offer different, but synergistic products and services and are managed separately, by different chief operating decision makers.

The Company’s business consists of two reportable segments:

•	Poker gaming and entertainment, provided through WPT, including televised gaming and entertainment, land-based poker tournaments, online and mobile poker applications.
•	E-sports, provided through Allied Esports, including multiplayer video game competitions.

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WORLD POKER TOUR AND ALLIED ESPORTS

Notes to Condensed Combined Financial Statements

The following tables present segment information for each of the six months ended June 30, 2019 and 2018:

	For the six months ended June 30, 2019			For the six months ended June 30, 2018
	Gaming & Entertainment	E-sports	TOTAL	Gaming & Entertainment	E-sports	TOTAL
Revenues	$9,885,750	$3,687,644	$13,573,394	$7,920,681	$1,798,374	$9,719,055
Loss from Operations	$(897,210)	$(5,701,338)	$(6,598,548)	$(1,693,872)	$(14,488,809)	$(16,182,681)

	As of June 30, 2019			As of June 30, 2018
	Gaming & Entertainment	E-sports	TOTAL	Gaming & Entertainment	E-sports	TOTAL
Total Assets	$37,511,344	$25,647,203	$63,158,547	$44,944,170	$31,067,956	$76,012,126

One customer of the Gaming and Entertainment segment accounted for 15% and 19% of its segment revenues for the six months ended June 30, 2019 and 2018, respectively. The same customer accounted for 11% and 15% of total Company revenues for the six months ended June 30, 2019 and 2018, respectively.

During the six months ended June 30, 2019 and 2018, 7% and 13% of the E-Sports segment revenues, respectively, were from foreign sources, and 12% and 16%, of the Gaming & Entertainment revenues, respectively were from foreign sources.

Note 9 – Related Parties

Notes Payable to Parent

During the six months ended June 30, 2018, the Company received proceeds of $16,763,706 from the issuance of notes payable to the Parent. During November and December 2018, as part of a corporate restructuring, all outstanding notes payable to Parent were converted to Parent’s equity, and all accrued interest related to the notes payable to parent was forgiven and recorded as a contribution to capital.

Due to Parent

As of June 30, 2019 and December 31, 2018, due to Parent consisted of payments of certain operating expenses, investing activities and financing activities made on behalf of the Company by the Parent. There is no stated interest rate or definitive repayment terms related to this liability.

During the six months ended June 30, 2019 WPT paid expenses on behalf of the Parent which resulted in a net reduction in the amount due to Parent of $316,502. During the six months ended June 30, 2019 and 2018, WPT received net advances from the Parent totaling $0 and $13,767,710, respectively. The weighted average balance of advances owed to the Parent during the six months ended June 30, 2019 and 2018 was $32,812,043 and $18,434,273, respectively.

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WORLD POKER TOUR AND ALLIED ESPORTS

Notes to Condensed Combined Financial Statements

Note 10 – Commitments and Contingencies

Operating Leases

On March 29, 2019, WPT entered into an operating lease for approximately 25,000 square feet of space located in Irvine, California (the “New Irvine Lease”) with respect to its operations. The lease term is 167 months and monthly base rent under the New Irvine lease begins at $65,134 and increases to $95,652 over the term of the lease. The lease is guaranteed by the Parent. The lease includes a tenant improvement allowance of up to $2,215,797 million. Pursuant to the terms of the New Irvine Lease, On June 15, 2019, WPT notified the landlord of its intention to exercise its option to reduce the leased space to approximately 15,000 square feet, and thereby reduce the initial base rent to $39,832 per month, increasing to $58,495 per month over the term of the lease. The exercise of the option to reduce the leased space will also result in a reduction of the tenant improvement allowance to $1,352,790.

The Company’s aggregate rent expense incurred during the six months ended June 30, 2019 and 2018 amounted to $1,368,498 and $1,714,557, respectively, Of the aggregate rent incurred during the six months ended June 30, 2019, $192,557 was capitalized into deferred production costs, $625,002 was included within in-person cost of revenues, and $550,939 was included within general administrative expenses on the condensed combined statements of operations. Of the aggregate rent incurred during the six months ended June 30, 2018, $192,557 was capitalized into deferred production costs, $1,024,210 was included within in-person cost of revenues, and $497,790 was included within general administrative expenses on the condensed combined statements of operations.

The following table summarizes future commitments under operating leases as of June 30, 2019:

For the year ended:
December 31, 2019 (six months)	$1,095,306
December 31, 2020	2,727,423
December 31, 2021	2,346,000
December 31, 2022	2,333,358
December 31, 2023	2,470,859
December 31, 2024	2,534,110
Thereafter	14,416,676
$27,923,732

Litigations, Claims, and Assessments

The Company is involved in various disputes, claims, liens and litigation matters arising out of the normal course of business. While the outcome of these disputes, claims, liens and litigation matters cannot be predicted with certainty, after consulting with legal counsel, management does not believe that the outcome of these matters will have a material adverse effect on the Company's combined financial position, results of operations or cash flows.

Note 11 – Subsequent Events

On August 5, 2019, the Notes were amended such that the Notes mature one year and two weeks after the closing of the Merger (the “Maturity Date”). The Notes are convertible into shares of BRAC Common Stock at any time between the Closing Date and the Maturity Date, at a conversion price that will be determined at the Closing Date. Further, the minimum interest to be paid under each Note shall be the greater of (a) 18 months of accrued interest at the applicable interest rate; or (b) the sum of the actual interest accrued at the interest rate stated in the note, plus 6 months of interest at the applicable non-default interest rate.

On August 9, 2019 BRAC shareholders approved the Merger Agreement, and the Merger was consummated such that Noble Link merged with and into AEM, with AEM being the surviving entity, and AEM became a wholly-owned subsidiary of BRAC. Pursuant to the Merger Agreement, as amended, at the Closing BRAC (i) repaid $3,500,000 of the amount due to Parent in cash, (ii) assumed $10,000,000 of the debt obligations of the Parent (including an additional $1,200,000 of accrued interest), (iii) issued 2,928,679 shares of the Company’s common stock to the Parent with no limitations or encumbrances on sale; (iv) Parent retained $1,000,000 of the proceeds of such loans to pay its transaction expenses incurred in the Mergers; and (v) caused Black Ridge Oil & Gas, Inc. to transfer 600,000 shares of the Company’s common stock (which will be subject to a lockup period for one year from the closing date) stock to the Parent, all in full satisfaction of the amounts due to Parent at the closing date.

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